Exhibit 4.1

NUMBER

SHARES
SEE REVERSE FOR
CERTAIN DEFINITIONS
CUSIP 88024L 100

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC.

A DELAWARE CORPORATION

COMMON STOCK

This Certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE COMMON STOCK OF $.0001 PAR VALUE PER SHARE EACH OF

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC.

 (THE “CORPORATION”)

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Corporation.

Witness the seal of the Corporation and the facsimile signatures of its duly authorized officers.

[Corporate Seal]
President	Delaware	Secretary

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT —		Custodian
TEN ENT	—	as tenants by the entireties		(Cust)		(Minor)
JT TEN	—	as joint tenants with right		under Uniform Gifts to Minors
of survivorship and not as tenants in common

Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ________________________ hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitutes and appoints

Attorney to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated:

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).